UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to Section 240.14a-12
Hercules Offshore, Inc.

(Name of Registrant as Specified In Its Charter)

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Important Notice of Availability of Proxy Materials for the Stockholder Meeting of
HERCULES OFFSHORE, INC. To Be Held On: April 23, 2009 at 9:00 a.m. Houston time The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/6/09. Please visit www.proxydocs.com/hero, where the following materials are available for view: · Notice of Annual Meeting of Stockholders ·
Proxy Statement ·
Form of Electronic Proxy Card ·
2008 Annual Report TO REQUEST MATERIAL: TELEPHONE: 1-800-579-1639 E-MAIL: sendmaterial@proxyvote.com WEBSITE: http://www.proxyvote.com TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. -OR IN PERSON: You may vote your shares in person by attending the Annual Meeting. To obtain directions to the Annual Meeting, please contact Marie Boleslawski at (713) 350-5100.
-OR TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.
-OR MAIL: You may request a card by following the instructions above. 1. To elect three directors to the class of directors whose term will expire at 2. To ratify the appointment of Ernst & Young LLP as our independent registered the 2012 Annual Meeting of Stockholders. public accounting firm for the year ending December 31, 2009. NOMINEES: Thomas N. Amonett
John T. Rynd The Board for Directors recommends a vote FOR Proposal 2. Steven A. Webster The Board for Directors recommends a vote FOR each of the nominees for director in Proposal 1. Please note that you cannot use this notice to vote by mail.